EX-99.906CERT

Certification Under Section 906

of the Sarbanes-Oxley Act of 2002

James A. McNamara, Principal Executive Officer, and Joseph F. DiMaria, Principal Financial Officer, of the Goldman Sachs Real Estate Diversified Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

Goldman Sachs Real Estate Diversified Income Fund	Goldman Sachs Real Estate Diversified Income Fund

/s/ James A. McNamara	/s/ Joseph F. DiMaria

James A. McNamara	Joseph F. DiMaria

Date: December 5, 2025	Date: December 5, 2025

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.